EXHIBIT 10.12

                                 PROMISSORY NOTE

$120,000                                                         AUGUST 4, 2000
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PRINCIPAL                                                             DATE

    10%                                                     LEXINGTON, KENTUCKY
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INTEREST RATE                                                 CITY      STATE


     FOR VALUE RECEIVED, Equity Technologies & Resources, Inc. (hereinafter "Equity Technology"), a Delaware corporation, with its principal place of business at 1050 Chinoe Road, Suite 304, Lexington, Kentucky 40502, promises to pay to the order of James Arch, of Maitland, Florida (hereinafter "Holder") the sum of One Hundred Twenty Thousand ($120,000) Dollars, for and in consideration of Six Million (6,000,000) share of Class A Common Stock of Equity Technologies & Resources, Inc. and One Hundred Thousand (100,000) Shares of Class B Common Stock of Equity Technologies & Resources, Inc. in two installments of Sixty Thousand ($63,000) Dollars each, which includes interest at the rate of ten (10%) percent per annum, the first installment to be made on or before November 1, 2000 and the second installment to be made on or before December 31, 2001, at the address of the Holder, or such other place as the holder hereof shall designate.

     Equity Technology, by and through its President, Frank G. Dickey, Jr., does hereby agree to hold such shares, or the share equivalent in escrow, until such time as the holder hereof has received the total sum of One Hundred Twenty Six Thousand ($126,000) Dollars, or in the event of default in said installment payments, the entire principal amount of $120,000 with interest thereon at the rate of ten (10%) percent per annum until paid.

     Equity Technology and every endorser and guarantor of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that no indulgence and no substitution, release or surrender collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise effect the liability of the Borrower or any such endorser or guarantor. No delay or omission on the part of the holder in exercising any right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver or any such right on any future occasion.

     Equity Technology and every endorser and guarantor hereof agree to pay on demand all costs and expenses, including legal costs and reasonable attorney's fee, incurred or paid by the holder in enforcing this Note on default. This Note shall take effect on the date hereof and shall be governed by the laws of the Commonwealth of Kentucky.

EQUITY TECHNOLOGIES & RESOURCES, INC.

/s/ FRANK G. DICKEY, JR.
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BY: FRANK G. DICKEY, JR., PRESIDENT

                                                       /s/ LAURA WHITE
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                                                     ATTEST: ASSISTANT SECRETARY